For:	Alamo Group Inc.

Contact:	Dan E. Malone
Executive Vice President & CFO
830-372-9581

Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES RECORD FIRST QUARTER RESULTS
AND PROSPECTIVE CHANGES IN SEGMENT REPORTING

SEGUIN, Texas, May 1, 2019 -- Alamo Group Inc. (NYSE: ALG) today reported results for the first quarter ended March 31, 2019.

Highlights for the Quarter

•Record net income for a first quarter of $15.3 million, up 4.6%
•Record net sales for a first quarter of $261.9 million, up 10.0%
▪Industrial Division up 19.9%
▪Agricultural Division down (9.3%)
▪European Division up 6.5%
•Backlog remains strong at $257.8 million, including Dutch Power, up 8.4% compared to the previous year's first quarter
•Alamo Group announces change in segment reporting which will begin in the fourth quarter of 2019

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ALAMO ANNOUNCES RECORD FIRST QUARTER RESULTS    Page 2

Summary of Results

Alamo Group's net sales for the first quarter of 2019 were $261.9 million compared to net sales of $238.1 million in the first quarter of 2018, an increase of 10.0%. Net income for the quarter was $15.3 million, or $1.30 per diluted share, compared to net income of $14.6 million, or $1.24 per diluted share in the first quarter of 2018, an increase of 4.6% in net income and 4.8% in net income per diluted share.

The results for the first quarter included the effect of the acquisition of Dutch Power which was completed in March, 2019. During the brief portion of the first quarter Dutch Power was part of Alamo Group, it contributed $3.6 million to net sales and $0.2 million to net income. Net sales and net income were at record levels for a first quarter for Alamo Group both with and without the contributions from Dutch Power.

Results by Division

Net sales for Alamo's Industrial Division in the first quarter of 2019 were $158.4 million, an increase of 19.9% compared to net sales of $132.2 million in the first quarter of 2018. The Division's income from operations for the quarter was $16.5 million, compared to $11.8 million in the previous year's first quarter, an increase of 39.6%. The Industrial Division's first quarter results benefited from a generally robust demand for the Company's products across all product lines and were further aided by a continuing strong level of backlog.

The Company's Agricultural Division net sales in the first quarter were $53.2 million, compared to net sales of $58.6 million in in the first quarter of 2018, a decrease of 9.3%. Income from operations for the quarter was $2.2 million compared to $5.3 million in the first quarter of 2018, a decrease of 58.7%. The Agricultural Division's first quarter results were negatively impacted by lower farm incomes and general softness in the overall agricultural market which resulted in a weak start to 2019 sales activity, particularly in the month of January.  Adverse winter weather conditions also contributed to the lower activity levels in
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ALAMO ANNOUNCES RECORD FIRST QUARTER RESULTS    Page 3

the first quarter. In addition to lower sales volume, our operating margin in this division was negatively impacted by the carryover of prior year material cost increases, which had yet to have been fully offset by the effects of pricing actions, and a shut down of the Division's largest manufacturing facility for several days in January to install a significant upgrade to their paint system.

Alamo's European Division net sales in the first quarter were $50.3 million, compared to net sales of $47.3 million in the in the first quarter of 2018, an increase of 6.5%. Income from operations for the quarter was $4.0 million versus $4.3 million in the first quarter of 2018, a decrease of 8.0%. The European Division's results include the effects of the acquisition of Dutch Power which contributed $3.6 million in net sales and $0.3 million in income from operations in the first quarter of 2019. Excluding the acquisition, net sales in the European Division in the first quarter were $46.7 million a decrease of 1.2%, though in local currency net sales were up 6.3%.(1)

Segment Reporting Change

Alamo Group also announced, in connection with the previously reported pending retirement of Geoffrey Davies, Executive Vice President and Managing Director of Alamo's European Division, the Company will reorganize its reporting structure moving forward. Beginning in the fourth quarter of 2019 Alamo Group will report operating results on the basis of two segments, Industrial and Agricultural, rather than the three it currently uses. The Company's European Division is a mix of similar products the Company currently reports under its other two divisions, Industrial and Agricultural, and as all three divisions have become more global in nature, combining similar products under one reporting structure, is a logical step in the Company's development which should help it operate more efficiently going forward. The Industrial Division will continue under the Leadership of Jeff Leonard, Executive Vice President of the Division, and the Agricultural Division will continue under the leadership of Rick Raborn, Executive Vice President of the Division.

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ALAMO ANNOUNCES RECORD FIRST QUARTER RESULTS    Page 4

Comments on Results

Ron Robinson, Alamo Group's President and Chief Executive Officer, commented, "We are pleased to start off 2019 with record first quarter results. This is particularly gratifying given soft market conditions in some of our segments, but the strong performance by our Industrial Division allowed us to overcome the challenges and continues to propel our Company forward.

"We believe our results also benefited from some relief in the above average increases in input costs which impacted our operations in 2018. For certain commodities this is still an issue and tariffs on certain purchased components remain a concern, but in general not at the levels experienced last year. However, longer lead times are still a factor on several key components which resulted in inventory levels well above our targets. Bringing these inventory levels back in line is one of our areas of focus for 2019.

"As mentioned previously, our Industrial Division had a very good first quarter as we continued to experience strong demand from governmental end users across all product groups. Backlog in the Division remains strong and we are also being helped by new products, including Alamo Industrial's new power platform, the Mantis series, which was introduced in the first quarter.

"Alamo's Agricultural Division had a slow start to the year as the softness in the overall agricultural market continues to drag on. There were also some delays in farm activity in the first quarter as snow and flooding impacted the start of the planting season in parts of the U.S. We feel this will show some improvement in the second and third quarters, though farm incomes are still being constrained by low prices and excess inventory of key commodities. Also, we expect our margins in this division should benefit by further moderation of material costs and the full effects of pricing actions.

"There is also some market weakness affecting our European Division as overall economic conditions there remain soft and the lack of a resolution in regard to the pending Brexit discussions is not helping the situation. Given this backdrop, our sales in Europe are holding up well in local currency, though down
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ALAMO ANNOUNCES RECORD FIRST QUARTER RESULTS    Page 5

in U.S. dollars which has strengthened compared to this time last year. Our results were also helped marginally by the acquisition of Dutch Power in the Netherlands, which contributed less than one month of activity in the first quarter. We expect it will contribute nicely to our European results throughout the remainder of the year.

"While we are certainly facing some market issues as we move forward in 2019, we are pleased that there seems to be a little less inflationary pressure than last year.  However, the tariff situation between the U.S. and China has yet to be resolved satisfactorily and continues to create issues affecting both costs and demand.

"And, as noted above, we will be moving towards consolidating our reporting from three operating divisions to two by the end of 2019. We believe this will better align our products along functional lines and should make us more effective.

"So, all in all, we feel good about the prospects for Alamo Group in 2019. Growing demand in our Industrial Division combined with reasonable stability in our other two divisions should continue to drive our results as it did in the first quarter. We believe this will be further aided by contributions from new product introductions, improved manufacturing efficiencies as a result of increased investments in our operations and the accretive results from acquisitions. We believe the sum of the strength of our core business plus the benefits of the many positive initiatives we have underway bode well for Alamo's results in 2019 and beyond."

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ALAMO ANNOUNCES RECORD FIRST QUARTER RESULTS    Page 6

Earnings Conference Call
Alamo Group will host a conference call to discuss the results on Thursday, May 2, 2019 at 11:00 a.m. ET. Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 800-682-0995 (domestic) or 334-323-0505 (international). For interested individuals unable to join the call, a replay will be available until Tuesday, May 07, 2019 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 7689407.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Thursday, May 2, 2019, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group

Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 3,700 employees and operates 29 plants in North America, Europe, Australia and Brazil as of March 31, 2019. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.

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ALAMO ANNOUNCES RECORD FIRST QUARTER RESULTS    Page 7

Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, acquisition integration issues and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
(Tables Follow)
# # #
(1) This is a non-GAAP financial measure or other information relating to our GAAP financial measures that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results.  For a reconciliation of the non-GAAP financial measure or for a more detailed explanation of financial results, refer to “Non-GAAP Financial Measure Reconciliation” below and the Attachments thereto.

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2019	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$39,023	$75,850
Accounts receivable, net	269,785	234,747
Inventories	211,355	168,211
Other current assets	11,824	9,116
Total current assets	531,987	487,924

Rental equipment, net	49,342	32,751

Property, plant and equipment	101,737	81,485

Goodwill	88,821	85,033
Intangible assets	63,568	51,888
Other non-current assets	16,798	6,813

Total assets	$852,253	$745,894

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$70,251	$61,830
Income taxes payable	2,019	5,537
Accrued liabilities	42,490	33,304
Current maturities of long-term debt and finance lease obligations	134	275
Total current liabilities	114,894	100,946

Long-term debt, net of current maturities	180,234	147,000
Long-term tax liability	6,378	12,316
Deferred pension liability	1,832	1,052
Other long-term liabilities	13,127	7,391
Deferred income taxes	14,304	10,807

Total stockholders’ equity	521,484	466,382

Total liabilities and stockholders’ equity	$852,253	$745,894

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	First Quarter Ended
	3/31/2019	3/31/2018
Net sales:
Industrial	$158,425	$132,167
Agricultural	53,173	58,647
European	50,336	47,273
Total net sales	261,934	238,087

Cost of sales	198,626	177,830
Gross margin	63,308	60,257
	24.2%	25.3%

Operating expenses	40,702	38,896
Income from operations	22,606	21,361
	8.6%	9.0%

Interest expense	(1,450)	(1,337)
Interest income	173	100
Other income (expense)	(389)	(134)

Income before income taxes	20,940	19,990
Provision for income taxes	5,687	5,407

Net Income	$15,253	$14,583

Net income per common share:

Basic	$1.30	$1.26

Diluted	$1.30	$1.24

Average common shares:
Basic	11,698	11,606

Diluted	11,777	11,739

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses the impact of the Company's recently completed acquisitions upon Sales, Operating Income and Net Income all of which are non-GAAP financial measures. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 3 shows the net change in our total debt, net of cash, and adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), both of which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Acquisitions

	Three Months Ended
	March 31,
(in thousands)	2019	2018

Net Sales (consolidated) - GAAP	$261,934	$238,087
(less: net sales attributable to acquisitions)	(3,613)	—
Net Sales less acquisitions (consolidated) - non-GAAP	$258,321	$238,087

Net Sales (Industrial Division) - GAAP	$158,425	$132,167
(less: net sales attributable to acquisition)	—	—
Net Sales less acquisitions (N.A. Industrial Division) - non-GAAP	$158,425	$132,167

Net Sales (Agricultural Division) - GAAP	$53,173	$58,647
(less: net sales attributable to acquisitions)	—	—
Net Sales less acquisitions (N.A. Agricultural Division) - non-GAAP	$53,173	$58,647

Net Sales (European Division) - GAAP	$50,336	$47,273
(less: net sales attributable to acquisition)	(3,613)	—
Net Sales less acquisitions (European Division) - non-GAAP	$46,723	$47,273

Operating Income (consolidated) - GAAP	$22,606	$21,361
(less: operating income attributable to acquisitions)	(252)	—
Operating Income less acquisitions (consolidated) - non-GAAP	$22,354	$21,361

Net Income (consolidated) - GAAP	$15,253	$14,583
(less: net income attributable to acquisitions)	(178)	—
Net Income less acquisitions (consolidated) - non-GAAP	$15,075	$14,583

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended March 31,			Change due to currency translation
	2019	2018	% change from 2018	$	%

Industrial	$158,425	$132,167	19.9%	$(1,017)	(0.8)%
Agricultural	53,173	58,647	(9.3)%	(1,005)	(1.7)%
European	50,336	47,273	6.5%	(3,517)	(7.4)%
Total net sales	$261,934	$238,087	10.0%	$(5,539)	(2.3)%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash

	March 31, 2019	March 31, 2018	Net Change

Current maturities	$134	$275
Long-term debt,net of current	180,234	147,000
Total debt	$180,368	$147,275

Total cash	39,023	75,850
Total debt net of cash	$141,345	$71,425	$69,920

EBITDA

	Three Months Ended		Trailing Twelve Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	December 31, 2018

Income from operations	$22,606	$21,361	$102,333	$101,088
Depreciation	5,426	4,540	20,495	19,609
Amortization	910	936	3,700	3,726
EBITDA	$28,942	$26,837	$126,528	$124,423